UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 29, 2006

RIVERSIDE PARK ASSOCIATES LIMITED PARTNERSHIP

(Exact name of Registrant as specified in its charter)

Delaware	0-15740	04-2924048
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into A Material Definitive Agreement.

See the description under Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Riverside Park Associates Limited Partnership (the “Registrant”) is the sole member of AIMCO Riverside Park, L.L.C., a Delaware limited liability company (“Riverside”). On September 29, 2006, Riverside obtained a third mortgage loan in the principal amount of $30,000,000 on its sole investment property, Riverside Park Apartments, located in Fairfax County, Virginia.  The Registrant received net proceeds of approximately $29,414,000 after payment of costs and fees associated with obtaining the third mortgage loan. The third mortgage bears interest at a fixed rate of 5.9% per annum and requires monthly payments of interest only beginning on October 1, 2006, until September 1, 2011. From October 1, 2011, through the maturity date of July 1, 2020, the third mortgage loan requires monthly payments of principal and interest of approximately $178,000 with a balloon payment of approximately $25,829,000 due at maturity. Riverside may prepay the third mortgage loan at any time with 30 days written notice to the Lender subject to a prepayment penalty as defined in the agreements documenting the third mortgage loan. The Registrant may prepay the third mortgage loan without penalty during the period from January 1, 2020, through July 1, 2020.

In accordance with the terms of the loan agreement relating to the third mortgage financing, the payment of the note may be accelerated at the option of the Lender if an event of default, as defined in the loan agreements occurs. Events of default include, but are not limited to: failure to pay any amount due under the loan agreement when due; failure to make the final payment or pay the prepayment premium due under the note; and breach or default in the performance of any of the covenants or agreements made by Riverside.

In connection with the third mortgage loan financing, Riverside agreed to certain modifications of the existing first and second mortgage loans encumbering Riverside Park Apartments.  The modified terms include: consolidation of the previously outstanding principal balances into a single loan amount of approximately $50,490,000; a fixed interest rate of 7.449% per annum; and required monthly payments of interest only beginning on October 1, 2006, until September 1, 2011. From October 1, 2011, through the maturity date of July 1, 2020, the modified mortgage requires monthly payments of principal and interest of approximately $351,000 with a balloon payment of approximately $44,909,000 due at maturity. Prior to these modifications, the interest rate on the existing first and second mortgages consisted of fixed rates of 7.64% and 6.50% per annum, respectively, and required monthly payments of principal and interest of approximately $415,000 and $75,000, respectively through their maturity date of July 1, 2020, at which time the loans were scheduled to be fully amortized.

The foregoing description is qualified in its entirety by reference to the Multifamily Note; Consolidated, Amended and Restated Multifamily Note; Guaranty; Consolidated, Amended and Restated Guaranty; and Debt Service Escrow Agreement, copies of which are filed as exhibits 10(g), 10(h), 10(i), 10(j) and 10(k) to this report.

A portion of the net proceeds will be used to repay outstanding loans owed to affiliates of the Registrant and a portion of the net proceeds will be retained for Registrant expenses. The general partner of the Registrant is currently evaluating what portion, if any, of the net proceeds after the aforementioned uses will be distributed to the Registrant’s limited partners.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

    The following exhibits are filed with this report:

10(g)

Form of Multifamily Note dated September 29, 2006, between AIMCO Riverside Park, L.L.C., a Delaware limited liability company and Wells Fargo Bank, N.A.*

10(h)

Form of Consolidated, Amended and Restated Multifamily Note dated September 29, 2006, between AIMCO Riverside Park, L.L.C., a Delaware limited liability company and the Federal Home Loan Mortgage Corporation.*

10(i)

Form of Guaranty dated September 29, 2006 between AIMCO Properties, L.P., a Delaware limited partnership and the Federal Home Loan Mortgage Corporation.*

10(j)

Form of Consolidated, Amended and Restated Guaranty dated September 29, 2006 between AIMCO Properties, L.P., a Delaware limited partnership and the Federal Home Loan Mortgage Corporation.*

10(k)

Form of Debt Service Escrow Agreement dated September 29, 2006, between AIMCO Riverside Park, L.L.C., a Delaware limited liability company and Wells Fargo Bank, N.A. *

*Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERSIDE PARK ASSOCIATES LIMITED PARTNERSHIP

By:

AIMCO/RIVERSIDE PARK ASSOCIATES GP, LLC, A DELAWARE LIMITED LIABILITY COMPANY

General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

October 5, 2006